Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Digital Ally, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common stock, $0.001 par value per share	Rule 457(c)	11,952,191	(3)	$2.194	$26,223,107.05	0.0001476	$3,870.53
Fees Previously Paid	—	—	—	—		—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—			—	—	—	—
Total Offering Amounts							$26,223,107.05		$3,870.53
Total Fees Previously Paid									—
Total Fee Offset									—
Net Fee Due									$3,870.53

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), includes any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Digital Ally, Inc. (the “Registrant”) that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of Common Stock as reported on the Nasdaq Capital Market on July 19, 2024, which date is a date within five business days of the filing of the registration statement filed by the Registrant for the registration of the securities listed in the table above (the “Registration Statement”).

(3)	Consists of an aggregate of 11,952,191 of the Registrant’s Common Stock, consisting of (i) 622,211 shares of Common Stock, (ii) 573,008 shares of Common Stock issuable upon the exercise of pre-funded warrants, (iii) up to a maximum of 5,976,095 shares of Common Stock issuable upon the exercise of Series A warrants, and (iv) up to a maximum of 4,780,877 shares of Common Stock issuable upon the exercise of Series B warrants. All 11,952,191 shares of Common Stock are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form S-1.